Exhibit 99.3
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients volume in metric tons)

Metric Tons (in thousands)*

	2008	2009	2010	2011	2012
January	13.7	11.3	13.0	12.0	32.6
February	16.5	13.7	11.4	13.1	37.2
March	18.4	21.4	17.5	17.7	38.4
April	16.8	11.8	10.4	13.6	33.5
May	18.0	13.4	14.6	14.8	38.1
June	21.7	16.0	16.5	18.0	36.1
July	15.1	12.2	12.5	14.3
August	17.9	14.6	13.8	16.1
September	20.2	15.2	16.5	16.5
October	13.3	12.4	12.5	30.8
November	15.2	12.8	11.8	32.2
December	15.8	12.2	14.2	30.5

12 Month Rolling Average (in thousands)*

	2008	2009	2010	2011	2012
January	16.5	16.7	14.1	13.6	20.9
February	16.6	16.4	13.9	13.8	22.9
March	16.9	16.7	13.6	13.8	24.6
April	17.1	16.3	13.4	14.1	26.2
May	17.1	15.9	13.5	14.1	28.2
June	17.3	15.4	13.6	14.2	29.7
July	17.3	15.2	13.6	14.4
August	17.2	14.9	13.5	14.6
September	17.4	14.5	13.6	14.6
October	17.3	14.4	13.6	16.1
November	17.0	14.2	13.6	17.8
December	16.9	13.9	13.7	19.1

*NOTE:  The metric tons data from November 2011 through May 2012 has been adjusted from previously reported amounts.  All information presented subsequent to September 2011 includes activity related to ISP, which was acquired on August 23, 2011.  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling average will continue to include pre-acquisition results through November 2009.